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                                                                    Exhibit 99.7

April 30, 2003

Board of Directors of
Bruker Daltonics Inc.

Board of Directors of
Bruker AXS Inc.


       I, Dr. Martin Haase, hereby consent to being named in the Bruker Daltonics Inc. Registration Statement on Form S-4 which contains the Joint Proxy Statement/Prospectus of Bruker Daltonics Inc. and Bruker AXS Inc., and all amendments thereto, as a nominee for election to the Bruker Daltonics board of directors, to serve upon the effectiveness of the merger between Bruker Daltonics Inc. and Bruker AXS Inc.



                                         /s/ Dr. Martin Haase
                                         ---------------------------------------
                                         Dr. Martin Haase